Gale King: signatures needed - Power of Attorney
POWER OF ATTORNEY
Execution of Forms 3, 4 and 5
Know all by these present, that the undersigned hereby constitutes and appoints each of Juli Dorrough, Sherry Moncrief and Rae Millerd, or any of them signing individually, his/her true and lawful attorney-in-fact to:
1.Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, or owner of greater than ten percent (10%) of the outstanding common stock of J.B. Hunt Transport Services, Inc., an Arkansas corporation, or any of its affiliates (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
2.Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and any amendments thereto, and timely file such form or amendment with the SEC and any similar authority, including filing this power of attorney with the SEC; and
3.Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.
The undersigned  hereby  grants  to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of
attorney and the right and powers herein granted.   The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities and Exchange Act of 1934.
This power of attorney  shall remain  in full force and effect
(i) until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to his/her position or interest in the Company, or (ii) with respect to any individual attorney-in-fact, until such attorney-in-fact is no longer employed by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the day of , 2020.
GALE V. KING April  06,  2020 8:11  PM